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                                                                   EXHIBIT 10.14



                     ASSIGNMENT AND ASSUMPTION OF SUBLEASE

        This Assignment and Assumption of Sublease (this "Assignment") is dated as of the Effective Date (defined below), by and between URS CORPORATION, a Nevada corporation ("Assignor") and ACRES GAMING, INCORPORATED, a Nevada corporation ("Assignee").

                                    RECITALS:

        A. Assignor, as sublessee, and Farmers Insurance Exchange, as sublessor ("Sublessor"), are parties to that certain Sublease Agreement dated February 28, 2001, a copy of which is attached hereto as Exhibit A (the "Sublease"), for the occupancy of approximately 7,210 square feet in the building located at 7115 Amigo Street, Suites F & G, Las Vegas, Nevada. The Sublease is subject to a Lease dated December 3, 1997 (the "Master Lease") by and between Sublessor, as tenant, and McCarran Center, LC, as landlord ("Landlord").

        B. Assignor wishes to assign and Assignee wishes to accept all of Assignor's rights, title and interest in and to the Sublease.

                                   AGREEMENT:

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, for themselves and their respective successors and assigns, do hereby agree as follows:

        1. This Assignment shall be effective as of the last date it is fully executed by all parties hereto, including by Sublessor and Landlord to evidence their consent hereto (the "Effective Date").

        2. As of the Effective Date, Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest in and to the Sublease, and Assignee accepts such assignment and agrees to perform and be bound by all terms, covenants and conditions of the Sublease.

        3. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, costs, damages, expenses and liabilities (collectively, "Claims") arising under the Sublease from and after the Effective Date. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all Claims arising under the Sublease prior to the Effective Date.

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        4. On or before the Effective Date, Assignor shall deliver the Premises to Assignee, broom-clean and free of Assignor's debris or personal property, but otherwise in its current "as-is/where-is" condition. Notwithstanding the foregoing or any other provision of this Assignment:

               (a) Assignor shall continue to pay all rent and other charges applicable to the entire Premises, as required by the terms of the Sublease, through the date that is thirty (30) days following the Effective Date. Assignor shall provide Assignee with evidence of such payment to Sublessor simultaneously with making such payment.

               (b) From the Effective Date until the earlier of September 1, 2001 or five (5) days following the substantial completion of new laboratory space in another building (the "Retained Space Commencement Date"), Assignor shall retain and continue to occupy a portion of the Premises, containing approximately 1,000 rentable square feet and more particularly depicted on Exhibit B attached hereto (the "Retained Space"). Such occupancy shall be subject to all of the terms and conditions of the Sublease. From July 1, 2001 through the Retained Space Commencement Date, Assignor shall pay to Assignee the sum of $1,364.17 as monthly Base Rent and $240.34 as monthly operating expenses for its use of the Retained Space, such amounts to be prorated for any partial month during that period. Until the Retained Space Commencement Date, Assignor and Assignee shall cooperate in good faith regarding their mutual use of certain shared access and other common areas and shall not interfere with each other's use. Assignee shall have all of the rights and remedies under the Sublease and the Master Lease for Assignor's failure to surrender the Retained Space on or before the Retained Space Commencement Date.

        5. Assignor represents and warrants to Assignee that (a) the copy of the Sublease attached hereto as Exhibit A is a true, correct and complete copy thereof; (b) neither Assignor nor to Assignor's actual knowledge, the Sublessor, is in default under the provisions of the Sublease nor, to Assignor's actual knowledge, is there any event, condition or circumstance existing which with notice, or that passage of time or both, would constitute a default or event of default thereunder; and (c) the Sublease is in full force and effect and is a valid and binding obligation of Assignor. Assignor acknowledges that the Sublease contains a provision requiring the delivery of a Non-Disturbance Agreement from Landlord in favor of Assignor. Assignor represents and warrants to Assignee that it is not aware of the existence of any such Non-Disturbance Agreement. To the extent any such agreement may exist, however, Assignor hereby assigns its rights thereunder to Assignee.



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        6. This Assignment is subject to the consent of Sublessor and Landlord.
Assignor will use its commercially reasonable efforts to obtain such consents as promptly as possible. If such consents are not obtained within 30 days from the date of execution of this Assignment by Assignor and Assignee, this Assignment shall terminate and be of no further force or effect.

        7. This Assignment constitutes the entire understanding between the parties hereto with respect to the subject matter contained herein, and there have been no oral agreements or promises that have not been set forth herein. This Assignment shall be governed by the laws of the State of Nevada. In the event of a dispute regarding the terms of this Assignment, the prevailing party, whether at trial, on appeal or in a bankruptcy proceeding, shall be entitled to reasonable attorneys' fees and costs of suit.

        No subletting, assignment or assumption of the Sublease shall release Assignor of Assignor's obligations under the Sublease or alter the primary liability of Assignor to pay the Rent and to perform all other obligations to be performed by Assignor under the Sublease. The acceptance of Rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision of the Sublease. Consent to one assignment, assumption or subletting shall not be deemed consent to any subsequent assignment, assumption or subletting. Sublessor may consent to subsequent assignments, assumptions or sublettings or amendments or modifications to the Sublease with assignees of Assignor, without notifying Assignor, or any successor of Assignor, and without obtaining its or their consent thereto.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the dates written below.

ASSIGNOR:                                    ASSIGNEE:

URS CORPORATION, a Nevada                    ACRES GAMING INCORPORATED,
corporation                                  a Nevada corporation

By:                                          By:
   --------------------------------             --------------------------------
Name: Gilbert A. Baca                        Name: Richard J. Schneider
      -----------------------------                -----------------------------
Its:  Vice President                         Its:  President and COO
      -----------------------------                -----------------------------

Date: July 27, 2001                          Date: July 27, 2001



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        By executing below, Sublessor consents to the assignment set forth in this Agreement.

                                        SUBLESSOR:

                                        FARMERS INSURANCE EXCHANGE


                                        By:
                                           -------------------------------------
                                        Name: Stephen S. Price
                                              ----------------------------------
                                        Its:  Vice President
                                              ----------------------------------

                                        Date: July 26, 2001

        By executing below, Landlord consents to the assignment set forth in this Agreement.

                                        LANDLORD:

                                        MCCARRAN CENTER, LC


                                        By:
                                           -------------------------------------
                                        Name: Thomas A. Thomas
                                              ----------------------------------
                                        Its:  Manager
                                              ----------------------------------

                                        Date: July 30, 2001



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